DELAWARE GROUP CASH RESERVE

Registration No. 811-02806
FORM N-SAR
Annual Period Ended March 31, 2016

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

SUB-ITEM 77D: Policies with respect to security investments

On August 19, 2015, the Board of Trustees (the ?Board?) of Delaware Group Cash Reserve (the ?Registrant?) approved the conversion of Delaware Cash Reserve Fund (the ?Fund?) from a money market fund with a stable net asset value of $1.00 per share into an ultrashort-term fund that has a fluctuating net asset value. Following the conversion of the Fund into an ultrashort-term fund, the Fund no longer operated as a money market fund and it was renamed Delaware Investments Ultrashort Fund. This information is herein incorporated by reference to the supplement dated August 28, 2015 to the Fund?s prospectus dated July 29, 2015, as filed with the Securities and Exchange Commission (SEC Accession No. 0001582816-15-000226).

On August 19, 2015, the Board of the Registrant approved the conversion of the Fund into Delaware Investments Ultrashort Fund. The changes to the Fund?s investment strategies became effective on January 5, 2016 and are incorporated herein by reference to the supplement dated November 3, 2015 to the Fund?s prospectus dated July 29, 2015, as filed with the Securities and Exchange Commission (SEC Accession No. 0001582816-15-000363) and to the Registrant?s prospectus and statement of additional information for Delaware Investments Ultrashort Fund dated January 5, 2016, as filed with the Securities and Exchange Commission on January 5, 2016 (SEC Accession No. 0001206774-16-003994).

SUB-ITEM 77I: Terms of new or amended securities

On August 19, 2015, the Board of the Registrant approved the conversion of the Fund from a money market fund with a stable net asset value of $1.00 per share into an ultrashort-term fund that has a fluctuating net asset value. Following the conversion of the Fund into an ultrashort-term fund, the Fund no longer operated as a money market fund and it was renamed Delaware Investments Ultrashort Fund. This information is herein incorporated by reference to the supplement dated August 28, 2015 to the Fund?s prospectus dated July 29, 2015, as filed with the Securities and Exchange Commission (SEC Accession No. 0001582816-15-000226).

On August 19, 2015, the Board of the Registrant approved the conversion of the Fund into Delaware Investments Ultrashort Fund. In connection with the conversion, Class A, Class C, and Consultant Class of the Fund were converted to Class L, Class C, and Class A, respectively, In addition, the Fund now also offers Institutional Class shares. The changes to the Fund?s share classes became effective on January 5, 2016 and are incorporated herein by reference to the supplement dated November 3, 2015 to the Fund?s prospectus dated July 29, 2015, as filed with the Securities and Exchange Commission (SEC Accession No. 0001582816-15-000363) and to the Registrant?s prospectus and statement of additional information for Delaware Investments Ultrashort Fund dated January 5, 2016, as filed with the Securities and Exchange Commission on January 5, 2016 (SEC Accession No. 0001206774-16-003994).

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q1(e) Amendment No. 1 to Exhibit A of the Investment Management Agreement (January 4, 2010) between Delaware Group Cash Reserve and Delaware Management Company, a series of Delaware Management Business Trust, dated January 5, 2016, attached as Exhibit.
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